EXHIBIT 10.2

MULTIFAMILY NOTE

US $74,589,000.00	June 26, 2008

FOR VALUE RECEIVED, the undersigned (“Borrower”) jointly and severally (if more than one) promises to pay to the order of RED MORTGAGE CAPITAL, INC., an Ohio corporation, the principal sum of Seventy-Four Million Five Hundred Eighty-Nine Thousand and 00/100 Dollars (US $74,589,000.00), with interest accruing at the Interest Rate on the unpaid principal balance from the Disbursement Date until fully paid.

1. Defined Terms. In addition to defined terms found elsewhere in this Note, as used in this Note, the following definitions shall apply:

Amortization Period: 360 months.

Business Day: Any day other than a Saturday, Sunday or any other day on which Lender is not open for business.

Debt Service Amounts: Amounts payable under this Note, the Security Instrument or any other Loan Document.

Disbursement Date: The date of disbursement of Loan proceeds hereunder.

Default Rate: A rate equal to the lesser of 4 percentage points above the Interest Rate or the maximum interest rate which may be collected from Borrower under applicable law.

First Interest Only Payment Date: The first day of August, 2008.

First Principal and Interest Payment Date: The first day of August, 2009.

Indebtedness: The principal of, interest on, or any other amounts due at any time under, this Note, the Security Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security of the Security Instrument under Section 12 of the Security Instrument.

Interest Only Term: twelve (12) months.

Interest Rate: The annual rate of Six and 845/1000ths percent (6.845%).

Last Interest Only Payment Date: The first day of July, 2009.

Lender: The holder of this Note.

Loan: The loan evidenced by this Note.

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Loan Term: 84 months.

Maturity Date: The first day of July, 2015, or any earlier date on which the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise.

Property Jurisdiction: The jurisdiction in which the Land is located.

Security Instrument(s): Collectively, those certain multifamily mortgages, deeds to secure debt, and deeds of trust dated as of the date of this Note.

Yield Maintenance Period Term: 78 months.

Yield Maintenance Period End Date: The last day of December, 2014.

Event of Default, Key Principal and other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Security Instrument.

2. Address for Payment. All payments due under this Note shall be payable at Two Miranova Place, 12th Floor, Columbus, Ohio 43215, or such other place as may be designated by written notice to Borrower from or on behalf of Lender.

3. Payment of Principal and Interest. Principal and interest shall be paid as follows:

(a) Short Month Interest. If disbursement of principal is made by Lender to Borrower on any day other than the first day of the month, interest for the period beginning on the Disbursement Date and ending on and including the last day of the month in which such disbursement is made shall be payable simultaneously with the execution of this Note.

(b) Interest Computation. Interest under this Note shall be computed on the basis of (check one only):

☐	30/360. A 360-day year consisting of twelve 30-day months.
☒

Actual/360. A 360-day year. The amount of each monthly payment made by Borrower pursuant to Paragraph 3(c) below that is allocated to interest will be based on the actual number of calendar days during such month and shall be calculated by multiplying the unpaid principal balance of this Note by the per annum Interest Rate, dividing the product by 360 and multiplying the quotient by the actual number of days elapsed during the month. Borrower understands that the amount allocated to interest for each month will vary depending on the actual number of calendar days during such month.

(c) Monthly Installments:

(1) Interest Only Period. Commencing on the First Interest Only Payment Date and on the first day of every month until and including the Last Interest Only Payment Date, consecutive monthly installments of interest only shall be payable and in an amount equal to one of the following (check one only):

☐

30/360. If interest accrues based on a 30/360 interest computation, then consecutive monthly installments of interest only, each in the amount of ___________________________________________________________________________
Dollars (US $__________________________).

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☒

Actual/360 If interest accrues based on an Actual/360 interest computation, the amount of Four Hundred Thirty-Nine Thousand Six Hundred Fifty and 36/100 Dollars (US $439,650.36) shall be payable on the First Interest Only Payment Date and thereafter consecutive monthly installments of interest only, shall be payable as follows:

(1)	Three Hundred Ninety-Seven Thousand One Hundred Three and 55/100 Dollars (US $397,103.55), shall be payable on the first day of each month during the term hereof which follows a 28-day month;
(2)	Four Hundred Eleven Thousand Two Hundred Eighty-Five and 82/100 Dollars (US $411,285.82), shall be payable on the first day of each month during the term hereof which follows a 29-day month,
(3)	Four Hundred Twenty-Five Thousand Four Hundred Sixty-Eight and 09/100 Dollars (US $425,468.09), shall be payable on the first day of each month during the term hereof which follows a 30-day month, or
(4)	Four Hundred Thirty-Nine Thousand Six Hundred Fifty and 36/100 Dollars (US $439,650.36), shall be payable on the first day of each month during the term hereof which follows a 31-day month,

(2) Amortizing Period. Commencing on the First Principal and Interest Payment Date and on the first day of every month thereafter, consecutive monthly installments of principal and interest, each in the amount of Four Hundred Eighty-Eight Thousand Five Hundred Two and 38/100 Dollars (US $488,502.38), until the entire unpaid principal balance evidenced by this Note is fully paid.

Any remaining principal and interest shall be due and payable on the Maturity Date. The unpaid principal balance shall continue to bear interest after the Maturity Date at the Default Rate set forth in this Note until and including the date on which it is paid in full.

(d) Payments Before Due Date. Any regularly scheduled monthly installment of interest only (during the interest-only period set forth in paragraph 3(c) above) or principal and interest (during the period in which principal and interest is due also as set forth in paragraph 3(c) above) that is received by Lender before the date it is due shall be deemed to have been received on the due date solely for the purpose of calculating interest due.

(e) Accrued Interest. Any accrued interest remaining past due for 30 days or more shall be added to and become part of the unpaid principal balance and shall bear interest at the rate or rates specified in this Note. Any reference herein to “accrued interest” shall refer to accrued interest which has not become part of the unpaid principal balance. Any amount added to principal pursuant to the Loan

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Documents shall bear interest at the applicable rate or rates specified in this Note and shall be payable with such interest upon demand by Lender and absent such demand, as provided in this Note for the payment of principal and interest.

4. Application of Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion. Borrower agrees that neither Lender’s acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender’s application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

5. Security. The Indebtedness is secured, among other things, by the Security Instrument, and reference is made to the Security Instrument for other rights of Lender concerning the collateral for the Indebtedness.

6. Acceleration. If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, the prepayment premium payable under Paragraph 10, if any, and all other amounts payable under this Note and any other Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower. Lender may exercise this option to accelerate regardless of any prior forbearance.

7. Late Charge. If any monthly installment due hereunder is not received by Lender on or before the 10th day of each month or if any other amount payable under this Note or under the Security Instrument or any other Loan Document is not received by Lender within 10 days after the date such amount is due, counting from and including the date such amount is due, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to 5 percent of such monthly installment or other amount due. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this Paragraph represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Paragraph 8.

8. Default Rate. So long as any monthly installment or any other payment due under this Note remains past due for 30 days or more, interest under this Note shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid monthly installment or other payment due, as applicable, at the Default Rate. If the unpaid principal balance and all accrued interest are not paid in full on the Maturity Date, the unpaid principal balance and all accrued interest shall bear interest from the Maturity Date at the Default Rate. Borrower also acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, that, during the time that any monthly installment or payment under this Note is delinquent for more than 30 days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities, and that it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any monthly installment or other payment due under this Note is delinquent for more than 30 days, Lender’s risk of nonpayment of this

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Note will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

9. Limits on Personal Liability.

(a) Except as otherwise provided in this Paragraph 9, Borrower shall have no personal liability under this Note, the Security Instrument or any other Loan Document for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under the Loan Documents, and Lender’s only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender’s exercise of its rights and remedies with respect to the Mortgaged Property (as such term is defined in the Security Instrument) and any other collateral held by Lender as security for the Indebtedness. This limitation on Borrower’s liability shall not limit or impair Lender’s enforcement of its rights against any guarantor of the Indebtedness or any guarantor of any obligations of Borrower.

(b) Borrower shall be personally liable to Lender for the repayment of a portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of:

(1) failure of Borrower to pay to Lender upon demand after an Event of Default, all Rents to which Lender is entitled under Section 3(a) of the Security Instrument and the amount of all security deposits collected by Borrower from tenants then in residence;

(2) failure of Borrower to apply all insurance proceeds and condemnation proceeds as required by the Security Instrument;

(3) failure of Borrower to comply with Section 14(d) or (e) of the Security Instrument relating to the delivery of books and records, statements, schedules and reports;

(4) fraud or written material misrepresentation by Borrower, Key Principal or any officer, director, partner, member or employee of Borrower in connection with the application for or creation of the Indebtedness or any request for any action or consent by Lender; or

(5) failure to apply Rents, first, to the payment of reasonable operating expenses (other than Property management fees that are not currently payable pursuant to the terms of an Assignment of Management Agreement or any other agreement with Lender executed in connection with the Loan) and then to Debt Service Amounts, except that Borrower will not be personally liable (i) to the extent that Borrower lacks the legal right to direct the disbursement of such sums because of a bankruptcy, receivership or similar judicial proceeding, or (ii) with respect to Rents that are distributed in any calendar year if Borrower has paid all operating expenses and Debt Service Amounts for that calendar year.

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(c) Borrower shall become personally liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following Events of Default:

(1) Borrower’s acquisition of any property or operation of any business not permitted by Section 33 of the Security Instrument; or

(2) a Transfer that is an Event of Default under Section 21 of the Security Instrument.

(d) To the extent that Borrower has personal liability under this Paragraph 9, Lender may exercise its rights against Borrower personally without regard to whether Lender has exercised any rights against the Mortgaged Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Lender under this Note, the Security Instrument, any other Loan Document or applicable law. For purposes of this Paragraph 9, the term “Mortgaged Property” shall not include any funds that (1) have been applied by Borrower as required or permitted by the Security Instrument prior to the occurrence of an Event of Default, or (2) Borrower was unable to apply as required or permitted by the Security Instrument because of a bankruptcy, receivership, or similar judicial proceeding.

10. Voluntary and Involuntary Prepayments.

(a) A prepayment premium shall be payable in connection with any prepayment made under this Note as provided below:

(1) Borrower may voluntarily prepay all (but not less than all) of the unpaid principal balance of this Note only on the last calendar day of a calendar month (the “Last Day of the Month”) and only if Borrower has complied with all of the following:

(i)

Borrower must give Lender at least 30 days (if given via U.S. Postal Service) or 20 days (if given via facsimile, email or overnight courier), but not more than 60 days, prior written notice of Borrower’s intention to make a prepayment (the “Prepayment Notice”). The Prepayment Notice shall be given in writing (via facsimile, email, U.S. Postal Service or overnight courier) and addressed to Lender. The Prepayment Notice shall include, at a minimum, the Business Day upon which Borrower intends to make the prepayment (the “Intended Prepayment Date”).

(ii)

Borrower acknowledges that the Lender is not required to accept any voluntary prepayment of this Note on any day other than the Last Day of the Month even if Borrower has given a Prepayment Notice with an Intended Prepayment Date other than the Last Day of the Month or if the Last Day of the Month is not a Business Day. Therefore, even if Lender accepts a voluntary prepayment on any day other than the Last Day of the Month, for all purposes (including the accrual of interest and the calculation of the prepayment premium), any prepayment received by Lender on any day other than the Last Day of the Month shall be deemed to have been received by Lender on the Last Day of the Month and any prepayment calculation will include interest to and including the Last Day of the Month in which such prepayment occurs. If the Last Day of the Month is not a Business Day, then the Borrower must make the payment on the Business Day immediately preceding the Last Day of the Month.

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(iii)

Any prepayment shall be made by paying (A) the amount of principal being prepaid, (B) all accrued interest (calculated to the Last Day of the Month), (C) all other sums due Lender at the time of such prepayment, and (D) the prepayment premium calculated pursuant to Schedule A.

(iv)

If, for any reason, Borrower fails to prepay this Note (A) within five (5) Business Days after the Intended Prepayment Date or (B) if the prepayment occurs in a month other than the month stated in the original Prepayment Notice, then Lender shall have the right, but not the obligation, to recalculate the prepayment premium based upon the date that Borrower actually prepays this Note and to make such calculation as described in Schedule A attached hereto. For purposes of such recalculation, such new prepayment date shall be deemed the “Intended Prepayment Date.”

(2) Upon Lender’s exercise of any right of acceleration under this Note, Borrower shall pay to Lender, in addition to the entire unpaid principal balance of this Note outstanding at the time of the acceleration, (i) all accrued interest and all other sums due Lender under this Note and the other Loan Documents, and (ii) the prepayment premium calculated pursuant to Schedule A.

(3) Any application by Lender of any collateral or other security to the repayment of any portion of the unpaid principal balance of this Note prior to the Maturity Date and in the absence of acceleration shall be deemed to be a partial prepayment by Borrower, requiring the payment to Lender by Borrower of a prepayment premium.

(b) Notwithstanding the provisions of Paragraph 10(a), no prepayment premium shall be payable (1) with respect to any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument, or (2) as provided in subparagraph (c) of Schedule A.

(c) Schedule A is hereby incorporated by reference into this Note.

(d) Any required prepayment of less than the entire unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless Lender agrees otherwise in writing.

(e) Borrower recognizes that any prepayment of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from a default by Borrower, will result in Lender’s incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender’s ability to meet its commitments to third parties. Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth on Schedule A represents a reasonable estimate of the damages Lender will incur because of a prepayment.

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(f) Borrower further acknowledges that the prepayment premium provisions of this Note are a material part of the consideration for the loan evidenced by this Note, and acknowledges that the terms of this Note are in other respects more favorable to Borrower as a result of the Borrower’s voluntary agreement to the prepayment premium provisions.

11. Costs and Expenses. Borrower shall pay on demand all expenses and costs, including fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

12. Forbearance. Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower’s obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

13. Waivers. Presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower, Key Principal, and all endorsers and guarantors of this Note and all other third party obligors.

14. Loan Charges. Borrower agrees to pay an effective rate of interest equal to the sum of the Interest Rate provided for in this Note and any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the loan evidenced by this Note and any other fees or amounts to be paid by Borrower pursuant to any of the other Loan Documents. Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the maximum interest rate permitted to be charged under applicable law. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

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15. Commercial Purpose. Borrower represents that the Indebtedness is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family or household purposes.

16. Counting of Days. Except where otherwise specifically provided, any reference in this Note to a period of “days” means calendar days, not Business Days.

17. Governing Law. This Note shall be governed by the law of the jurisdiction in which the Land is located.

18. Captions. The captions of the paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.

19. Notices. All notices, demands and other communications required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with Section 31 of the Security Instrument.

20. Consent to Jurisdiction and Venue. Borrower and Key Principal each agrees that any controversy arising under or in relation to this Note shall be litigated exclusively in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Note. Borrower and Key Principal each irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

21. WAIVER OF TRIAL BY JURY. BORROWER, KEY PRINCIPAL AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES, AS LENDER, KEY PRINCIPAL AND BORROWER, THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

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ATTACHED SCHEDULES. The following Schedules are attached to this Note:

☒	Schedule A Prepayment Premium (required)
☒	Schedule B - 1 Modifications to Multifamily Note (Seniors Housing)
☒	Schedule B - 2 Modifications to Multifamily Note (Lender Requested)
☒	Schedule C Principal Allocation

IN WITNESS WHEREOF, Borrower has signed and delivered this Note or has caused this Note to be signed and delivered by its duly authorized representative.

BORROWER
CARE YBE SUBSIDIARY LLC, a Delaware limited liability company
By:	Care Investment Trust Inc., a Maryland corporation, its Sole Member
By:
	Name:	Rebecca Haslinger
	Title:	Authorized Representative
Borrower’s Employer ID Number:

Fannie Mae Commitment Number: 857295

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Pay to the order of FANNIE MAE, without recourse.
LENDER:
RED MORTGAGE CAPITAL, INC., an Ohio corporation
By:
Name: R. Barth Kallmerten
Title: Senior Managing Director

Fannie Mae Commitment Number: 857295

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SCHEDULE A

PREPAYMENT PREMIUM

Any prepayment premium payable under Paragraph 10 of this Note shall be computed as follows:

(a)	If the prepayment is made at any time after the date of this Note and before the Yield Maintenance Period End Date, the prepayment premium shall be the greater of:
(i)	1% of the amount of principal being prepaid; or
(ii)	The product obtained by multiplying:
(A)	the amount of principal being prepaid,

by

(B)

the difference obtained by subtracting from the Interest Rate on this Note the yield rate (the “Yield Rate”) on the 4.00% U.S. Treasury Security due February, 2015 (the “Specified U.S. Treasury Security”), on the twenty-fifth Business Day preceding (x) the Intended Prepayment Date, or (y) the date Lender accelerates the Loan or otherwise accepts a prepayment pursuant to Paragraph 10(a)(3) of this Note, as the Yield Rate is reported in The Wall Street Journal, by

(C)	the present value factor calculated using the following formula:

1 - (1 + r)-n/12

r

[r = Yield Rate

n = the number of months remaining between (1) either of the following: (x) in the case of a voluntary prepayment, the last calendar day of the calendar month during which the prepayment is made, or (y) in any other case, the date on which Lender accelerates the unpaid principal balance of this Note and (2) the Yield Maintenance Period End Date]

In the event that no Yield Rate is published for the Specified U.S. Treasury Security, then the nearest equivalent non-callable U.S. Treasury Security having a maturity date closest to the Yield Maintenance Period End Date of this Note shall be selected at Lender’s discretion. If the publication of such Yield Rates in The Wall Street Journal is discontinued, Lender shall determine such Yield Rates from another source selected by Lender.

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(b)

If the prepayment is made on or after the Yield Maintenance Period End Date but before the last calendar day of the 4th month prior to the month in which the Maturity Date occurs, the prepayment premium shall be 1% of the amount of principal being prepaid.

(c)

Notwithstanding the provisions of Paragraph 10(a) of this Note, no prepayment premium shall be payable with respect to any prepayment made on or after the last calendar day of the 4th month prior to the month in which the Maturity Date occurs.

Borrower Initials

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SCHEDULE B - 1

MODIFICATIONS TO NOTE

(Seniors Housing)

The following modifications are made to the text of the Note that precedes this Schedule:

1. Section 9(b)(3) of the Note is hereby amended to read as follows:

“Failure of Borrower to comply with Sections 14(d), 14(e), or 14(g) of the Security Instrument relating to the delivery of books and records, statements, schedules, and reports.”

2. Section 9(b) of the Note is hereby amended to delete the word “or” immediately preceding paragraph (5) thereof and to insert a semi-colon in lieu of the period and the word “or”, and add the following paragraph (6) at the end thereof:

“or (6) Borrower’s failure, either on its own behalf or through the operator or manager of the Mortgaged Property, to cause the renewal, continuation, extension or maintenance of all Licenses required to legally operate the Mortgaged Property as a Seniors Housing Facility, as defined in the Security Instrument.”

3. All capitalized terms used in this Schedule not specifically defined herein shall have the meanings set forth in the text of the Note that precedes this Schedule.

BORROWER’S INITIALS: _____________

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©2000-2004 Fannie Mae

SCHEDULE B - 2

MODIFICATIONS TO NOTE

(Lender Requested)

The following modifications are made to the text of the Note that proceeds this Schedule:

1. The first clause of Paragraph 10(a)(1) is hereby deleted and the following sentence is inserted in lieu thereof:

“Borrower may voluntarily prepay all or an allocated portion based on the allocation percentages identified on Schedule C attached hereto and incorporated by reference, of the unpaid principal balance of this Note only on the last calendar day of a calendar month (the “Last Day of the Month”), provided, with respect to a prepayment of an allocated portion of the unpaid principal balance of this Note, Borrower shall have complied with the release provisions contained in the Security Instrument and only if Borrower has complied with all of the following:”

2. Paragraph 10(e) is amended by adding the phrase “in whole or in part as provided in Paragraph 10(a),” after the phrase “unpaid principal balance of this Note,” in the first line thereof and before the phrase “whether voluntary or involuntary” in the second line thereof.

3. Paragraph 17 is hereby deleted and the following sentence is inserted in lieu thereof:

“Governing Law. This Note shall be governed by the law of the State of Illinois.”

4. Paragraph 20 is hereby deleted and the following sentence is inserted in lieu thereof:

“Consent to Jurisdiction and Venue. Borrower and Key Principal each agrees that any controversy arising under or in relation to this Note shall be litigated exclusively in the State of Illinois (the “Jurisdiction”). The state and federal courts and authorities with jurisdiction in the Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Note. Borrower and Key Principal each irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.”

Modification to Note (Lender Requested)

All capitalized terms used in this Schedule not specifically defined herein shall have the meanings set forth in the text of the Note that precedes this Schedule.

BORROWER’S INITIALS:__________

Modification to Note (Lender Requested)

SCHEDULE C

PRINCIPAL ALLOCATION

As of the date of the Note, the obligations evidenced by the Note are secured by Security Instruments encumbering twelve (12) separate Mortgaged Properties. For purposes of determining the principal amount with respect to a particular Mortgaged Property, Lender has allocated the Loan based on the following percentages:

	Mortgaged Property	Allocated Percentage
1.	Ames Bickford Cottage	5.47
2.	Bourbonnais Bickford House	11.74
3.	Burlington Bickford Cottage	9.94
4.	Crawfordsville Bickford Cottage	2.82
5.	Lincoln Bickford Cottage	10.30
6.	Marshalltown Bickford Cottage	4.55
7.	Moline Bickford Cottage	2.86
8.	Muscatine Bickford Cottage	9.32
9.	Quincy Bickford Cottage	8.08
10.	Rockford Bickford House	10.22
11.	Springfield Bickford House	13.42
12.	Urbandale Bickford Cottage	11.28

The allocated principal amount for a particular Mortgaged Property shall be equal to the unpaid principal balance of the Note multiplied by the allocated percentage for such Mortgaged Property.

BORROWER’S INITIALS: ___________

Principal Allocation	Page C-1